SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                  SCHEDULE 14-A

                Proxy Statement Pursuant to Section 14(a) of the

                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:

( )      Preliminary Proxy Statement        ( )      Confidential, for use
                                                     of the Commission Only
                                                     (as permitted by Rule
                                                     14(a)-6(6)(2))
(X)      Definitive Proxy Statement
( )      Definitive Additional Materials
( )      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12


                     SEACOAST BANKING CORPORATION OF FLORIDA
                (Name of Registrant as Specified in its Charter)

      (Name of Person(s) Filing Proxy Statement, if other than Registrant)


Payment of Filing Fee (check the appropriate box):

(X)      No fee required

( )      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
         1)     Title of each class of securities to which transaction applies:
         2)     Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):
         4)     Proposed maximum aggregate value of transaction:
         5)     Total fee paid:

( )      Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
         2)       Form, Schedule, or Registration Statement No.:
         3)       Filing Party:
         4)       Date Filed:

SEACOAST BANKING CORPORATION OF FLORIDA

                                                          March 14, 2000


TO THE SHAREHOLDERS OF
SEACOAST BANKING CORPORATION OF FLORIDA:

      You are cordially invited to attend the Annual Meeting of Shareholders of Seacoast Banking Corporation of Florida ("Seacoast" or the "Company"), which will be held at the Ballantrae Golf and Yacht Club, 3325 S.E. Ballantrae Boulevard, Port St. Lucie, Florida, on Thursday, April 20, 2000, at 3:00 P.M., Local Time (the "Meeting").

      At the Meeting, you will be asked to consider and vote upon the (i) reelection of 10 directors to serve until the Annual Meeting of Shareholders in 2001 and until their successors have been elected and qualified, (ii) approval and adoption of the Seacoast 2000 Long- Term Incentive Plan, and (iii) ratification of the appointment of Arthur Andersen LLP as independent auditors for Seacoast for the fiscal year ending December 31, 2000.

      Enclosed are the Notice of Meeting, Proxy Statement, Proxy and 1999 Annual Report. We hope you can attend the Meeting and vote your shares in person. In any case, we would appreciate your completing the enclosed Proxy and returning it to us. This action will ensure that your preferences will be expressed on the matters that are being considered. If you are able to attend the Meeting, you may vote your shares in person even if you have previously returned your Proxy.

      We want to thank you for your support this past year. We are proud of our progress as reflected in the results for 1999, and we encourage you to review carefully our Annual Report.

      If you have any questions about the Proxy Statement or our Annual Report, please call or write us.

                                    Sincerely,
                                    /S/ Dennis S. Hudson III
                                    ------------------------
                                    Dennis S. Hudson III
                                    President & Chief Executive
                                    Officer

                     SEACOAST BANKING CORPORATION OF FLORIDA
                               815 Colorado Avenue
                              Stuart, Florida 34994

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD APRIL 20, 2000

      Notice is hereby given that the Annual Meeting of Shareholders of Seacoast Banking Corporation of Florida ("Seacoast" or the "Company") will be held at the Ballantrae Golf and Yacht Club, 3325 S.E. Ballantrae Boulevard, Port St. Lucie, Florida, on Thursday, April 20, 2000, at 3:00 P.M., Local Time (the "Meeting"), for the following purposes:

      1. Elect Directors. To consider and vote upon the reelection of 10 directors to serve until the Annual
            Meeting of Shareholders in 2001 and until their successors have been elected and qualified.

      2. Approve and Adopt the Seacoast 2000 Long-Term Incentive Plan. To consider and act upon a proposal to approve and adopt Seacoast's 2000 Long-Term Incentive Plan.

      3.    Ratify Auditors.  To ratify the appointment of Arthur
            Andersen LLP as independent auditors for Seacoast for the fiscal year ending December 31, 2000.

      4. Other Business. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

      Only shareholders of record at the close of business on February 11, 2000, are entitled to notice of, and to vote at, the Meeting or any adjournments thereof. All shareholders, whether or not they expect to attend the Meeting in person, are requested to complete, date, sign and return the enclosed Proxy in the accompanying envelope.

                                    By Order of the Board of Directors

                                    /s/ Dennis S. Hudson III
                                    ------------------------
                                    Dennis S. Hudson III
                                    President & Chief Executive
                                    Officer

March 14, 2000

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO SEACOAST IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                   OF SEACOAST BANKING CORPORATION OF FLORIDA
                                 April 20, 2000

                                  INTRODUCTION

General

      This Proxy Statement is being furnished to the shareholders of Seacoast Banking Corporation of Florida ("Seacoast" or the "Company"), a Florida corporation, in connection with the solicitation of proxies by Seacoast's Board of Directors from holders of Seacoast's Class A common stock ("Class A Common Stock") and its Class B common stock ("Class B Common Stock", and collectively with the Class A Common Stock "Common Stock"), for use at the Annual Meeting of Shareholders of Seacoast to be held on April 20, 2000, and at any adjournments or postponements thereof (the "Meeting"). Unless otherwise clearly specified, the terms "Company" and "Seacoast" include the Company's subsidiaries.

      The Meeting is being held to consider and vote upon the (i) reelection of 10 directors to serve until the Annual Meeting of Shareholders in 2001 and until their successors have been elected and qualified; (ii) approval and adoption of the Seacoast 2000 Long-Term Incentive Plan, and (iii) ratification of the appointment of Arthur Andersen LLP as independent auditors for Seacoast for the fiscal year ending December 31, 2000.

      Seacoast's Board of Directors knows of no other business that will be presented for consideration at the Meeting other than the matters described in this Proxy Statement.

      The 1999 Annual Report to Shareholders ("Annual Report"), including financial statements for the fiscal year ended December 31, 1999, accompanies this Proxy Statement. These materials are first being mailed to the shareholders of Seacoast on or about March 14, 2000.

      The principal executive offices of Seacoast are located at 815 Colorado Avenue, Stuart, Florida 34994, and its telephone number is (561) 287-4000.


Record Date, Solicitation and Revocability of Proxies
-----------------------------------------------------

     The Board of Directors of Seacoast has fixed the close of business on February 11, 2000 as the record date ("Record Date") for determining the shareholders entitled to notice of, and to vote at, the Meeting. Accordingly, only holders of record of shares of Common Stock on the Record Date will be entitled to notice of, and to vote at, the Meeting. At the close of business on such date, there were 4,474,668 shares of Class A Common Stock issued and outstanding, which were held by approximately 1,046 holders of record and 360,588 shares of Class B Common Stock issued and outstanding, which were held by approximately 72 holders of record. See "Principal Shareholders."

      Holders of record of Class A Common Stock are entitled to one vote per share on each matter to be considered and voted upon at the Meeting. Holders of Class B Common Stock are entitled to 10 votes per share on each matter to be considered and voted upon at the Meeting.

      The Company's Articles of Incorporation also provide that, except as otherwise required by law or by the Articles of Incorporation, holders of Class A Common Stock and Class B Common Stock vote together as a single class on all matters. As a result of the ten-to-one voting preference accorded by the Articles of Incorporation to shares of Class B Common Stock, as of the Record Date there were 8,080,548 votes entitled to be cast by the holders of the outstanding Common Stock, with the holders of the Class A Common Stock entitled to cast 4,474,668 votes or 55.38% of the votes entitled to be cast on matters for which the holders of both classes of Common Stock vote together as a single class. See "Proposal One - Election Of Directors - Management Stock Ownership" and "Principal Shareholders."

      In determining whether a quorum exists at the Meeting for purposes of all matters to be voted on, all votes "for" or "against," as well as all abstentions (including votes to withhold authority to vote in certain cases), with respect to the proposal receiving the most such votes, will be counted. A plurality of the votes cast by the shares entitled to vote in the election is required for the reelection of the directors. Consequently, abstentions and broker non-votes will not be counted as part of the base number of votes to be used in determining if the proposal has received the requisite number of base votes for approval.

      The proposal to approve the 2000 Incentive Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock. Consequently, with respect to this proposal, broker non-votes will not be counted as part of the base number of votes to be used in determining if the proposal has received the requisite number of base votes for approval, but abstentions will be so counted and will count as votes against the proposal.

      The proposal to ratify Arthur Andersen LLP as independent auditors will be approved if the votes cast by the holders of the shares of Common Stock exceed the votes cast in opposition to this proposal. Therefore, abstentions and broker non-votes will not be counted as part of the base number of votes to be used in determining if the proposal has received the requisite number of base votes for approval.

      Shares of Common Stock represented by properly executed Proxies, if such Proxies are received in time and not revoked, will be voted at the Meeting in accordance with the instructions indicated in such Proxy. IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF COMMON STOCK WILL BE VOTED FOR THE REELECTION OF ALL 10 NAMED NOMINEES FOR DIRECTOR, FOR THE APPROVAL AND ADOPTION OF SEACOAST'S 2000 LONG-TERM INCENTIVE PLAN AND FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS.

     A shareholder who has given a Proxy may revoke it at any time prior to its exercise at the Meeting by either (i) giving written notice of revocation to the Secretary of Seacoast, (ii) properly submitting to Seacoast a duly executed
Proxy bearing a later date, or (iii) appearing in person at the Meeting and voting in person. All written notices of revocation or other communications with respect to revocation of Proxies should be addressed as follows: Seacoast Banking Corporation of Florida, 815 Colorado Avenue, Stuart, Florida 34994,
Attention: Dennis S. Hudson III, President & Chief Executive Officer.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

General

      The Meeting is being held to reelect 10 directors of Seacoast to serve a one-year term of office expiring at the 2001 Annual Meeting of Shareholders and until their successors have been elected and qualified. All of the nominees are presently directors of Seacoast. Seven have served as directors of Seacoast since its inception in 1983. Dennis S. Hudson, III was first elected a director in 1984, and Christopher E. Fogal and Jeffrey S. Furst were elected to the Board in 1997 following the acquisition of Port St. Lucie National Bank Holding Corporation. All of the nominees also serve as directors of Seacoast's banking subsidiary, First National Bank and Trust Company of the Treasure Coast (the "Bank"). The members of the Boards of Directors of the Bank and the Company are the same except for Stephen E. Bohner, T. Michael Crook, Marian B. Monroe and A. Douglas Gilbert, who are members of the Bank's Board only.

      All shares represented by valid Proxies, and not revoked before they are exercised, will be voted in the manner specified therein. If no specification is made, the Proxies will be voted for the election of each of the 10 nominees listed below. Although all nominees are expected to serve if elected, if any nominee is unable to serve, the persons designated as Proxies will vote for the remaining nominees and for such replacements, if any, as may be nominated by Seacoast's Board of Directors acting as the Nominating Committee. Proxies cannot be voted for a greater number of persons than the number of nominees specified herein (ten persons). Cumulative voting is not permitted.

      The affirmative vote of the holders of shares of Common Stock representing a plurality of the votes cast at the Meeting at which a quorum is present, is required for the reelection of the directors listed below.

      THE NOMINEES HAVE BEEN NOMINATED BY SEACOAST'S BOARD OF DIRECTORS AND THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE REELECTION OF ALL 10 NOMINEES LISTED BELOW.

      The following table sets forth the name and age of each nominee and each executive officer of the Company who is not a director or nominee, the year in which he was first elected a director or executive officer, as the case may be, a description of his position and offices with Seacoast or the Bank, a brief description of his principal occupation and business experience, and the number of shares of Class A Common Stock and Class B Common Stock beneficially owned by him as of February 11, 2000. See "Information About the Board of Directors and Its Committees."

   Name, Age and Year                                  Shares of Common Stock
    First Elected or                                        Beneficially
  Appointed a Director       Information About        Owned and Percentage of
  or Executive Officer            Nominee            Common Stock Outstanding(1)
  --------------------            -------            ---------------------------
                                                        Class A         Class B
                                                        -------         -------

Nominees:
--------

Jeffrey C. Bruner (49)    Mr. Bruner has been           7,140 (2)(4)    90(3)(4)
1983                        a self-employed
                            real estate
                            investor in Stuart,
                            Florida since 1972.


John H. Crane (70)        Mr. Crane has been             9,736 (4)(5)      --
1983                        Vice President of
                            C&W Fish Company,
                            Inc., a fish
                            processing plant
                            located in the
                            Stuart, Florida
                            area, since 1982.
                            He also served as
                            President of Krauss
                            & Crane, Inc., an
                            electrical
                            contracting firm
                            located in Stuart,
                            Florida, from 1957
                            through 1997.


Evans Crary, Jr. (70)   Mr. Crary is                  4,597 (4)      1,665 (4)
1983                      retired, but has
                          served as a member
                          of Crary, Buchanan,
                          Bowdish, Bovie,
                          Lord, Roby & Evans,
                          Chartered, a law
                          firm located in
                          Stuart, Florida,
                          since 1993. Mr.
                          Crary has practiced
                          law in Stuart,
                          Florida, since 1952.


Christopher E. Fogal (48)Mr. Fogal, a certified       18,178 (4)(6)      --
1997                      public accountant has
                          been a managing
                          partner of Fogal,
                          Lynch, Johnson &
                          Long, a public
                          accounting firm,
                          since 1979.


Jeffrey S. Furst (55)    Mr. Furst has been            46,683 (7)         --
1997                        a real estate                1.04%
                            broker since
                            1973 and is
                            owner of Sun
                            Realty, Inc.
                            in Port St.
                            Lucie, Florida.

Dale M. Hudson (65)       Mr. Hudson was named         440,804 (9)   154,151(10)
1983 (8)                    Chairman of                  9.85%        42.75%
                            Seacoast in June
                            1998. He previously
                            served as Chief
                            Executive Officer
                            of Seacoast from
                            1992, as President
                            of Seacoast from
                            1990, and as
                            Chairman of the
                            Board of the Bank
                            from  September
                            1992.


Dennis S. Hudson, Jr.(72) Mr. Hudson served as         319,406 (11)  124,928(12)
1983 (8)                    Chairman of the              7.14%          34.65%
                            Board of Seacoast
                            from 1990 to June
                            1998, when he
                            retired.


Dennis S. Hudson,III (44) Mr. Hudson was named         278,525 (13)   24,327(14)
1984 (8)                    President and Chief          6.22%         6.75%
                            Executive Officer
                            of Seacoast in June
                            1998 and has served
                            as Chief Executive
                            Officer of the Bank
                            since  1992.  Previously
                            he was Chief  Operating
                            Officer of Seacoast from
                            1990 and President of the
                            Bank from 1992.


John R. Santarsiero,Jr (55)Mr. Santarsiero is a        6,387 (4)      1,395 (4)
1983                        private investor.


Thomas H. Thurlow,Jr (63) Mr. Thurlow has been           4,725 (4)(15)     --
1983 (8)                    an officer and a
                            director of Thurlow
                            & Smith, P. A., a
                            law firm in Stuart,
                            Florida, since
                            1981, and has
                            practiced law in
                            Stuart, Florida since 1961.

Executive Officers Who Are Not Also Nominees or Directors:



A. Douglas Gilbert (59)  Mr. Gilbert, Senior           43,319    (4)(16)    --
1990                        Executive Vice
                            President, was named
                            Chief Operating
                            Officer of Seacoast
                            and President of the
                            Bank in June 1998. Mr.
                            Gilbert has served as
                            Chief Credit Officer
                            of Seacoast since
                            July 1990,and was Chief
                            Banking Officer from
                            September 1992 to October
                            1995. He was named Chief
                            Operating and Credit
                            Officer of the Bank in
                            October 1994.

C. William Curtis, Jr. (61) Mr. Curtis, Senior            38,707  (4)(17)    --
1995                        Executive Vice
                            President, has served
                            as Chief Banking Officer
                            of Seacoast and the Bank
                            since October 1995, and
                            was named President, of
                            the Bank's Indian River
                            County operations, in
                            October 1999. Mr. Curtis
                            formerly was Area
                            President of First Union
                            Bank in Sarasota and
                            Manatee Counties, a $970
                            million banking unit
                            with 21 offices.

William R. Hahl (51)        Mr. Hahl, Executive         29,400 (4)(18)    --
1990                        Vice President/
                            Finance Group, has
                            served as the Chief
                            Financial Officer
                            of Seacoast and the
                            Bank since July 1990.

Nominees and executive                                1,035,335          291,556
  officers as a group                                    23.14%           80.86%
  (13) persons

----------
(1) Information relating to beneficial ownership of Common Stock by directors is based upon information furnished by each person using "beneficial ownership" concepts set forth in the rules of the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act"). Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial ownership. Accordingly, nominees are named as beneficial owners of shares as to which they may disclaim any beneficial interest. Except as indicated in other notes to this table describing special relationships with other persons and specifying shared voting or investment power, directors possess sole voting and investment power with respect to all shares of Common Stock set forth opposite their names.

(2) Includes 180 shares held jointly with Mr. Bruner's wife, 2,150 shares held by Mr. Bruner as custodian for his son, and 4,000 shares held by Mr. Bruner as custodian for his two nephews as to which shares Mr. Bruner may be deemed to share both voting and investment power.
(3) Includes 90 shares held jointly with Mr. Bruner's wife as to which shares Mr. Bruner may be deemed to share both voting and investment power.
(4)   Less than 1%.
(5) Includes 1,736 shares held jointly with Mr. Crane's wife as to which shares Mr. Crane may be deemed to share both voting and investment power.
(6) All 18,178 shares are held jointly with Mr. Fogal's wife, as to which shares Mr. Fogal may be deemed to share both voting and investment power.
(7) Includes 6,069 shares held by the trustee for the IRA of Mr. Furst, 29,385 shares held jointly with Mr. Furst's wife, and 200 shares held jointly with Mr. Furst's mother, as to which shares Mr. Furst may be deemed to share both voting and investment power. Also includes 6,449 shares held by Mr. Furst's wife, 1,564 shares held by Mr. Furst's two children, and 1,214 shares held jointly by Mr. Furst's wife and mother-in-law, as to which shares Mr. Furst may be deemed to share both voting and investment power and as to which shares Mr. Furst disclaims beneficial ownership.
(8)   Dennis S. Hudson, Jr. and Dale M. Hudson are brothers.  Dale M.
      Hudson is married to the sister of Thomas H. Thurlow, Jr. Dennis S. Hudson, III is the son of Dennis S. Hudson, Jr. and the nephew of
      Dale M. Hudson.
(9) Includes 210,000 shares held by Monroe Partners, Ltd., a family limited partnership ("Monroe Partners") of which Mr. Hudson and his wife, Mary T. Hudson, are general partners. Mr. Hudson may be deemed to share both voting and investment power with respect to such shares with the other general partner, and as to which Mr. Hudson disclaims beneficial ownership, except to the extent of his 50% interest in Monroe Partners (105,000 shares). Also includes 41,297 shares held jointly with Mr. Hudson's wife, as to which shares Mr. Hudson may be deemed to share voting and investment power. Also includes 27,235 shares held by Mr. Hudson's wife and 77,097 shares held by Mr. Hudson's three children, as to which shares Mr. Hudson may be deemed to share voting and investment power and as to which Mr. Hudson disclaims beneficial ownership.
(10) Includes 15,000 shares held by Monroe Partners, as to which shares Mr. Hudson may be deemed to share voting and investment power with the other general partner, and as to which Mr. Hudson disclaims beneficial ownership, except to the extent of his 50% interest in Monroe Partners (7,500 shares). Also includes 20,649 shares held jointly with Mr. Hudson's wife, as to which shares Mr. Hudson may be deemed to share voting and investment power. Also includes 3,960 shares held by Mr. Hudson's wife and 9,543 shares held by Mr. Hudson's three children, as to which shares Mr. Hudson may be deemed to share voting and investment power and to which Mr. Hudson disclaims beneficial ownership.
(11) Includes 212,272 shares held by Sherwood Partners, Ltd., a family limited partnership ( "Sherwood Partners") of which Mr. Hudson, his wife, Anne P. Hudson, and his son, Dennis S. Hudson, III, are general partners. Mr. Hudson may be deemed to share voting and investment power with respect to such shares with the other general partners, and as to which Mr. Hudson disclaims beneficial ownership, except to the extent of his 49.5% interest in Sherwood Partners (105,000 shares). Also includes 47,417 shares held by Mr. Hudson's wife and 25,875 shares held by Mr. Hudson's three children, as to which shares Mr. Hudson may be deemed to share voting and investment power and as to which Mr. Hudson disclaims beneficial ownership.
(12) Includes 15,000 shares held by Sherwood Partners, as to which shares Mr. Hudson may be deemed to share voting and investment power with the other general partners, and as to which Mr. Hudson disclaims beneficial ownership, except to the extent of his 49.5% interest in Sherwood Partners (7,500 shares). Also includes 23,709 shares held by Mr. Hudson's wife and 5,445 shares held by Mr. Hudson's three children, as to which shares Mr. Hudson may be deemed to share voting and investment power and as to which Mr. Hudson disclaims beneficial ownership.

(13) Includes 212,272 shares held by Sherwood Partners of which Mr. Hudson and his mother and father, Anne P. Hudson and Dennis S. Hudson, Jr., are general partners. Mr. Hudson may be deemed to share voting and investment power with respect to such shares with the other general partners, and as to which Mr. Hudson disclaims beneficial ownership, except to the extent of his 1% interest in Sherwood Partners (2,272 shares). Also includes 44 shares held by Mr. Hudson's two sons, as to which shares Mr. Hudson may be deemed to share voting and investment power and as to which Mr. Hudson disclaims beneficial ownership. Also includes 56,700 shares that Mr. Hudson has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
(14) Includes 15,000 shares held by Sherwood Partners, as to which Mr. Hudson may be deemed to share voting and investment power with the other general partners, and as to which Mr. Hudson disclaims beneficial ownership, except to the extent of his 1% interest in Sherwood Partners.
(15) Includes 1,575 shares owned by Mr. Thurlow's wife and 1,575 shares held by Mr. Thurlow's three children, as to which shares Mr. Thurlow may be deemed to share voting and investment power.
(16) Includes 6,312 shares held jointly with Mr. Gilbert's wife as to which shares Mr. Gilbert may be deemed to share voting and investment power. Also includes 200 shares held in Mr. Gilbert's IRA and 33,688 shares that Mr. Gilbert has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
(17) Includes 3,967 shares held by Mr. Curtis' wife as to which shares Mr. Curtis may be deemed to share voting and investment power. Also includes 1,250 shares of a restricted stock award which becomes vested within 6 months after the Record Date and 26,159 shares that Mr. Curtis has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
(18) Includes 24,325 shares that Mr. Hahl has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.

Information About the Board of Directors and Its Committees
-----------------------------------------------------------

      The Board of Directors of Seacoast held nine meetings during 1999. All directors attended at least 75% of the total number of meetings of the Board of Directors and attended at least 75% of the meetings of the Board committees on which they served. Seacoast's Board of Directors has two standing committees: the Salary and Benefits Committee and the Audit Committee, both of which serve the same functions for the Bank.

      In addition, the Bank's Board of Directors has the following standing committees: Executive Committee, Investment Committee, Trust Committee and the Directors Loan Committee. Such committees perform those duties customarily performed by similar committees at other financial institutions.

      The Company's Salary and Benefits Committee is comprised of Messrs. Crary (Chairman), Bohner, Bruner, Furst, Dennis S. Hudson, Jr. and Santarsiero. This Committee has the authority to determine the compensation of the Company's and the Bank's executive officers and employees, and administers various of the Company's benefit and incentive plans. This Committee has the power to interpret the provisions of the Company's Profit Sharing Plan, Employee Stock Purchase Plan, the Seacoast Banking Corporation of Florida 1991 Stock Option and Stock Appreciation Right Plan (the "1991 Incentive Plan"), the Seacoast Banking Corporation of Florida 1996 Long-Term Incentive Plan (the "1996 Incentive Plan") and the Non-Employee Directors Stock Compensation Plan (the "Directors Stock Plan"). One meeting was held by this Committee in 1999. See "Salary and Benefits Committee Report."

      The Audit Committee recommends on an annual basis to the Board of Directors a public accounting firm to be engaged as independent auditors for Seacoast for the next fiscal year, reviews the plan for the audit engagement, and reviews financial statements, the internal audit plans and reports financial reporting procedures and reports of regulatory authorities. This Committee periodically reports to the Board of Directors. This Committee is comprised of Messrs. Bruner (Chairman), Fogal, and Santarsiero and it held five meetings in 1999.

      The entire Board of Directors serves as the Nominating Committee for the purpose of nominating persons to serve on the Board of Directors. While nominees recommended by shareholders may be considered, this Committee has not actively solicited recommendations (nor established any procedures for this purpose). The Board held two meetings in its capacity as the Nominating Committee during 1999.

      Board members who are not executive officers of the Company are paid an annual retainer of $20,000 for their service as directors of the Company and its subsidiaries. In addition to the annual retainers, outside Board members receive $600 for each Board meeting attended, $600 for each committee meeting attended and $700 for each committee meeting chaired.


Executive Officers
------------------

      Executive officers are appointed annually at the organizational meeting of the respective Boards of Directors of Seacoast and the Bank following the annual meetings of shareholders, to serve until the next annual meeting and until successors are chosen and qualified. The table set forth under "PROPOSAL ONE - Election of Directors" lists the nominees for election to the Board of Directors as well as the Named Executive Officers of Seacoast and the Bank who are not nominees to or members of the Board of Directors, their ages and respective offices held by them, the period each such position has been held, a brief account of their business experience for at least the past five years, and the number of shares of Common Stock beneficially owned by each of them on February 11, 2000.

Management Stock Ownership
--------------------------

      As of February 11, 2000, based on available information, all directors and executive officers of Seacoast as a group (13 persons) beneficially owned approximately 894,463 of Class A Common Stock, constituting 20.0% of the total number of shares of Class A Common Stock outstanding at that date, and approximately 300,058 shares of Class B Common Stock, constituting 83.2% of the total number of shares of Class B Common Stock outstanding at that date. Seacoast's directors and executive officers beneficially owned, as of that date, shares of Common Stock having 3,895,043 votes, or 48.2% of the total votes represented by Common Stock outstanding on the Record Date and entitled to vote at the Annual Meeting. In addition, as of the Record Date, various subsidiaries of Seacoast, as fiduciaries, custodians, and agents, had sole or shared voting power over 87,637 shares, or 2.0% of the issued and outstanding shares, of Seacoast Class A Common Stock, and 300 shares of Class B Common Stock, including shares held as trustee or agent of various Seacoast employee benefit and stock purchase plans. See "Record Date, Solicitation and Revocability of Proxies" and "Principal Shareholders."

                             EXECUTIVE COMPENSATION
                             ----------------------

      Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to its chief executive officer and other executive officers, including the four other highly compensated executive officers (collectively, the "Named Executive Officers"). The disclosure requirements for the Named Executive Officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting these individuals.

      The following report reflects Seacoast's compensation philosophy as endorsed by the Board of Directors and the Salary and Benefits Committee and resulting actions taken by Seacoast for the reporting periods shown in the various compensation tables supporting the report. The Salary and Benefits Committee either approves or recommends to the Board of Directors payment amounts and award levels for executive officers of Seacoast and its subsidiaries


Salary and Benefits Committee Report
------------------------------------

    General

      During 1999, the Salary and Benefits Committee of the Board of Directors was composed entirely of six members, none of whom were officers or employees of Seacoast or the Bank. The Board of Directors designates the members and Chairman of such committee.

    Compensation Policy

      The policies that govern the Salary and Benefits Committee's executive compensation decisions are designed to align changes in total compensation with changes in the value created for the Company's shareholders. The Salary and Benefits Committee believes that compensation of executive officers and others should be directly linked to Seacoast's operating performance and that achievement of performance objectives over time is the primary determinant of share price.

      The underlying objectives of the Salary and Benefits Committee's compensation strategy are to establish incentives for certain executives and others to achieve and maintain short-term and long-term operating performance goals for Seacoast, to link executive and shareholder interests through equity-based plans, and to provide a compensation package that recognizes individual contributions as well as overall business results. At Seacoast, performance-based executive officer compensation includes: base salary, short-term annual cash incentives, and long-term stock and cash incentives.

    Base Salary and Increases

      In establishing executive officer salaries and increases, the Committee considers individual annual performance and the relationship of total compensation to the defined salary market. The decision to increase base pay is recommended by the chief executive officer and approved by the Salary and Benefits Committee using performance results documented and measured annually. Information regarding salaries paid in the market is obtained through formal salary surveys and other means, and is used to evaluate competitiveness with Seacoast's peers and competitors. Seacoast's general philosophy is to provide base pay competitive with the market, and to reward individual performance while positioning salaries consistent with Company performance.

    Short-Term Incentives

     Seacoast's Key Manager Incentive Plan seeks to align short-term cash compensation with individual performance and performance for the shareholders. Funding for this annual incentive plan is dependent on Seacoast first attaining defined performance thresholds for return on assets and earnings per share. Once this threshold is attained, the Salary and Benefits Committee, using recommendations from the Company's chief executive officer, approves awards to those officers who have made superior contributions to Company profitability as measured and reported through individual performance goals established at the beginning of the year. As specified in the plan, the payout schedule is designed to pay a smaller number of officers the highest level of funded cash incentives to ensure that a meaningful reward is provided to the organization's top performers. This philosophy better controls overall compensation expenses by reducing the need for significant annual base salary increases as a reward for past performance, and places more emphasis on annual profitability and the potential rewards associated with future performance. Salary market information is used to establish competitive rewards that are adequate in size to motivate strong individual performance during the year. The Key Manager Incentive Plan paid an aggregate of $794,195 in 1999, which was distributed among 18 persons.

    Long-Term Incentives

      Long-term incentive awards have been made under the 1991 Incentive Plan and the 1996 Incentive Plan. Stock options granted under the plan are designed to motivate sustained high levels of individual performance and align the interests of key employees with those of the Company's shareholders by rewarding capital appreciation and earnings growth. Upon the recommendation of the chief executive officer, and subject to approval by the Salary and Benefits Committee, stock options are awarded annually to those key officers whose performance during the year has made a significant contribution to Seacoast's long-term growth. No stock options were awarded in 1999. In prior years, the Company has granted purchase benefits ("Purchase Benefits") in connection with the issuance of certain stock options to key employees. These Purchase Benefits represent a contingent cash award for up to 25% of the option's aggregate exercise price and must be applied toward the exercise of existing option awards. The vesting of the options accelerate, and the purchase benefits are earned, when and if the Company achieves quarterly target levels of return on average equity. During 1999, Purchase Benefits, totaling $1,131,000, became vested and were paid to 25 key employees, including four of the Named Executive Officers.

    Deduction Limit

      At this time, because of its compensation levels, Seacoast does not appear to be at risk of losing deductions under Section 162(m) of the Code, which generally establishes, with certain exceptions, a $1 million deduction limit on executive compensation for all publicly held companies. As a result, Seacoast has not established a formal policy regarding such limit, but will evaluate the necessity for developing such a policy in the future.

    Chief Executive Pay

      The Salary and Benefits Committee formally reviews the compensation paid to the chief executive officers of the Company and the Bank during the first quarter of each year. Final approval of chief executive compensation is made by the Board of Directors. Changes in base salary and the awarding of cash and stock incentives are based on overall financial performance and profitability related to objectives stated in the Company's strategic performance plan and the initiatives taken to direct the Company. In addition, utilizing published surveys, databases, and proxy statement data, including, for example, public information compiled from the SNL Executive Compensation Report (collectively, the "Survey Data"), the Salary and Benefits Committee surveyed the total compensation of chief executive officers of comparable-sized financial institutions located in comparable markets nationally, as well as of locally-based banks and thrifts. While there is likely to be a substantial overlap between the financial institutions included in the survey data and the banks and thrifts represented in the Nasdaq Bank Index line on the shareholder return performance graph, below, the groups are not exactly the same. The Salary and Benefits Committee believes that the most direct competitors for executive talent are not necessarily the same as the companies that would be included in the published industry index established for comparing shareholder returns.

      After reviewing the Survey Data, the salary for Mr. Dennis S. Hudson, III, President and Chief Executive Officer of Seacoast, was increased by $15,000 to $321,600 annually effective January 1, 2000. This adjustment maintained Mr. Hudson's total compensation at the median of the comparative groups. Based on specific accomplishments and the overall financial performance of Seacoast including the achievement of targeted performance goals in 1999, Mr. Hudson III was awarded a cash incentive award of $125,000 under the Key Manager Incentive Plan and earned a $159,000 Purchase Benefit associated with an incentive stock option award granted in 1998.

    Summary

      In summary, the Salary and Benefits Committee believes that Seacoast's compensation program is reasonable and competitive with compensation paid by other financial institutions of similar size. The program is designed to reward managers for strong personal, Company and share value performance. The Salary and Benefits Committee monitors the various guidelines that make up the program and reserves the right to adjust them as necessary to continue to meet Company and shareholder objectives.

   Evans Crary, Jr., Chairman           Jeffrey S. Furst
   Stephen E. Bohner                    Dennis S. Hudson, Jr.
   Jeffrey C. Bruner                    John R. Santarsiero, Jr.

      The table below sets forth certain elements of compensation for the Named Executive Officers of Seacoast or the Bank for the periods indicated.

                           Summary Compensation Table

                                                   Annual Compensation
                                  Year              Salary     Bonus
Name and Principal Positions        (b)            ($) (c)     ($) (1)(d)
-------------------------------------------------------------------------
Dennis S. Hudson, III             1999            $305,190      $125,000
President & Chief                 1998             282,633        38,400
Executive Officer of              1997             244,787        40,000
Seacoast, Chairman and
Chief Executive Officer
of the Bank

Dale M. Hudson                    1999            $203,270            --
Chairman of Seacoast              1998             178,714            --
                                  1997             152,193            --

A. Douglas Gilbert                1999            $303,545      $175,000
Senior Executive Vice             1998             270,165        60,500
President & Chief                 1997             221,487        63,000
Operating & Credit
Officer of Seacoast,
President & Chief
Operating & Credit
Officer of the Bank

C. William Curtis, Jr.            1999            $204,272      $100,000
Senior Executive Vice             1998             184,086        48,000
President & Chief                 1997             154,974        50,000
Banking Officer of
Seacoast and the Bank

William R. Hahl                   1999            $178,340       $45,000
Executive Vice President          1998             168,334        15,000
& Chief Financial                 1997             149,896        10,000
Officer of Seacoast and
the Bank

                                             Securities
                                             Underlying           All Other
Name and Principal Positions       Year        Options/          Compensation
                                   (b)      SARs (#) (g)           ($) (i)
------------------------------ ---------- ----------------- --------------------
Dennis S. Hudson, III             1999                   --     $197,297 (2)(3)
President & Chief                 1998               22,000       21,415
Executive Officer of              1997                6,000       20,144
Seacoast, Chairman and
Chief Executive Officer
of the Bank

Dale M. Hudson                    1999                   --      $28,744 (4)
Chairman of Seacoast              1998                   --       17,077
                                  1997                   --       16,223

A. Douglas Gilbert                1999                   --     $194,407 (2)(5)
Senior Executive Vice             1998               22,000       20,734
President & Chief                 1997                6,000       19,086
Operating & Credit
Officer of Seacoast,
President & Chief
Operating & Credit
Officer of the Bank

C. William Curtis, Jr.            1999                   --     $189,531 (2)(6)
Senior Executive Vice             1998               22,000       17,084
President & Chief                 1997                6,000       19,109
Banking Officer of
Seacoast and the Bank

William R. Hahl                   1999                   --      $76,925 (2)(7)
Executive Vice President          1998                7,000       16,539
& Chief Financial                 1997                4,000       16,149
Officer of Seacoast and
the Bank
----------

(1) Incentive cash compensation paid for results achieved during the applicable fiscal year in accordance with the Key Manager Incentive Plan as well as certain other bonuses related to performance or deemed necessary to attract new management. See "Salary and Benefits Committee Report."
(2) Includes the value of certain Purchase Benefits used to exercise previously awarded stock options. The Purchase Benefits were earned in accordance with the achievement of certain return on equity targets.
(3) This includes $159,000 in Purchase Benefits, $2,220 in excess life insurance benefits, $14,065 in employer matching contributions to the Profit Sharing Plan, $15,330 in profit sharing, $6,132 in employer discretionary retirement contributions, and $550 paid by the employer into the Cafeteria Plan.
(4) This includes $2,220 in excess life insurance benefits, $11,551 in employer matching contributions to the Profit Sharing Plan, $10,302 in profit sharing, $4,121 in employer discretionary retirement contributions, and $550 paid by the employer into the Cafeteria Plan.
(5) This includes $159,000 in Purchase Benefits, $2,220 in excess life insurance benefits, $11,308 in employer matching contributions to the Profit Sharing Plan, $15,235 in profit sharing, $6,094 in employer discretionary retirement contributions, and $550 paid by the employer into the Cafeteria Plan.
(6) This includes $159,000 in Purchase Benefits, $2,220 in excess life insurance benefits, $14,017 in employer matching contributions to the Profit Sharing Plan, $9,817 in profit sharing, $3,927 in employer discretionary retirement contributions, and $550 paid by the employer into the Cafeteria Plan.
(7) This includes $50,750 in Purchase Benefits, $2,220 in excess life insurance benefits, $10,875 in employer matching contributions to the Profit Sharing Plan, $8,950 in profit sharing, $3,580 in employer discretionary retirement contributions, and $550 paid by the employer into the Cafeteria Plan.

                         Grants of Options/SARs in 1999
                         ------------------------------

        No stock options or stock appreciation rights ("SARs")were granted in 1999.

                   Aggregated Option/SAR Exercises in 1999
                       and 1999 Year-End Option/SAR Values
                       -----------------------------------

      The following table shows stock options exercised by the Named Executive Officers during 1999, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable options as of December 31, 1999. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of any such existing options and the year-end price of the Company's Class A Common Stock. No SARs were outstanding in 1999.


                                                                        Value of
                                                    Number of        Unexercised
                                                  Unexercised       In-the-Money
                                                Options/SARs at  Options/SARs at
                                                   FY-End(#)         FY-End($)
                         Shares                 --------------------------------
                        Acquired      Value   Exercisable(E)/    Exercisable(E)/
Name                   on Exercise   Realized Unexercisable(U)  Unexercisable(U)
----                   -----------   -------------------------  ----------------


Dennis S. Hudson,III         10,300    $189,35     56,700 (E)       $352,313 (E)
                                             0      6,000 (U)        $26,250 (U)

Dale M. Hudson                   --         --         -- (E)             -- (E)
                                                       -- (U)             -- (U)


A. Douglas Gilbert            6,312    $78,772     33,688 (E)        $97,605 (E)
                                                    6,000 (U)        $26,250 (U)



C. William Curtis, Jr.        5,174    $44,738     26,159 (E)        $21,095 (E)
                                                    7,667 (U)        $37,711 (U)


William R. Hahl               2,075    $26,109     24,325 (E)       $161,697 (E)
                                                    4,000 (U)        $17,500 (U)



                               Profit Sharing Plan
                               -------------------

      Seacoast sponsors a Retirement Savings Plan for Employees of the First National Bank & Trust Company of the Treasure Coast (the "Profit Sharing Plan"). The Profit Sharing Plan has various features, including employer matching contribution for salary deferrals of up to 4% of the employee's compensation for each calendar quarter. The Company matches 100% of any Elective Profit Sharing Contribution that is deferred into the Profit Sharing Plan. In addition, the Profit Sharing Plan has a Code Section 401(k) feature that allows employees to make voluntary "salary savings contributions" ranging from 1% to 18% of compensation (as defined by the Plan), subject to federal income tax limitations. After-tax contributions may also be made by employees with "voluntary contributions" of up to 10% of compensation (as defined in the Profit Sharing Plan for each plan year), subject to certain statutory limitations.

      A retirement contribution is made on an annual discretionary basis by the Company of up to 2% of "retirement eligible compensation," as defined in the Profit Sharing Plan. At the end of each plan year, the Company's Board of Directors decides whether to make a profit sharing contribution for the plan year. If it decides to make such a contribution, the contribution is allocated among eligible employees based on each employee's "eligible compensation" as defined in the Profit Sharing Plan. At least 50% of this contribution (the "Non-Elective Profit Sharing Contribution") is contributed to the employee's Profit Sharing account. The balance (the "Elective Profit Sharing Contribution") may be deferred into the Profit Sharing Plan or taken in cash by the employee, at the employee's election.

                                Performance Graph
                                -----------------

      The following line-graph compares the cumulative, total return on Seacoast's Class A Common Stock from December 31, 1994 to December 31, 1999, with that of the Nasdaq Composite Index (an average of all stocks traded on the Nasdaq Stock Market) and the Nasdaq Bank Stock index (an average of all bank and thrift institutions whose stock is traded on the Nasdaq Stock Market). Cumulative total return represents the change in stock price and the amount of dividends received over the indicated period, assuming the reinvestment of dividends.

                              1995       1996       1997      1998       1999
                              ----       ----       ----      ----       ----
Seacoast                    133.07     163.05     246.59    187.50     195.63
NASDAQ Stock Index          140.85     173.24     211.56    296.38     551.12
NASDAQ Bank Stocks          147.36     190.05     315.37    283.33     267.12


Employment and Severance Agreements
-----------------------------------

      The Bank entered into an executive employment agreement with A. Douglas Gilbert on March 22, 1991. Similar agreements were entered into with Dennis S. Hudson, III on January 18, 1994, and with C. William Curtis, Jr. on July 31, 1995. Each such agreement has a three-year term and provides for automatic renewal on an annual basis at the end of that term; provided neither the employee nor the Bank gives written notice electing not to renew such agreement not less than 90 days prior to the end of the agreement's then current term. Each such agreement contains certain non-competition, non-disclosure and non-solicitation covenants.

     These employment agreements also provide for a base salary, hospitalization, insurance, long term disability and life insurance in accordance with the Bank's insurance plans for senior management, and reasonable club dues. Each executive subject to these contracts may also receive other compensation including bonuses, and the executives will be entitled to participate in all current and future employee benefit plans and arrangements in which senior management of the Bank may participate. The agreements provide for termination of the employee for cause, including willful and continued failure to perform the assigned duties, crimes, breach of the Bank's Code of Ethics, and also upon death or permanent disability of the executive. Each agreement contains a Change in Control provision which provides that certain events, including the acquisition of the Bank or the Company in a merger, consolidation or similar transaction, the acquisition of 51% or more of the voting power of any one or all classes of Common Stock, the sale of all or substantially all of the assets, and certain other changes in share ownership, will constitute a "change in control" which would allow the executive to terminate the contract within one year following the date of such change in control. Termination may also be permitted by the executive in the event of a change in duties and powers, customarily associated with the office designated in such contract. Upon any such termination following a change in control, the executive's base salary, hospitalization and other health benefits will continue for two years.


                    SALARY AND BENEFITS COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION
                           -------------------------


      Messrs. Crary (Chairman), Bohner, Bruner, Furst, Dennis S. Hudson, Jr. and Santarsiero are the members of the Salary and Benefits Committee, none of whom was an officer or employee of Seacoast or its subsidiaries in 1999. Mr. Hudson served as Chairman of the Board of Seacoast from 1990 until June 1998; he served as Chief Executive Officer of Seacoast from 1983 until 1992 and President of Seacoast from 1983 until 1990. See "PROPOSAL ONE - Election of Directors".

      Jeffrey C. Bruner, a director of Seacoast and the Bank, is a controlling shareholder of Mayfair Investments, which leases to the Bank 20,000 square feet of space adjacent to the First National Center in Stuart, Florida pursuant to two lease agreements which expire in May 2000 and May 2002. At the end of the lease terms, the Bank has options to extend the leases for periods of three and five years, respectively. The Bank paid rent of $228,980 on this property in 1999. Seacoast believes the terms of these leases are commercially reasonable and comparable to rental terms for similar property in Stuart.

      Evans Crary, Jr., a director of Seacoast and the Bank, and Chairman of the Bank's Executive Committee and the Company's Salary and Benefits Committee, is a retired member of Crary, Buchanan, Bowdish, Bovie, Lord & Roby, Chartered ("Crary, Buchanan"), a law firm in Stuart, Florida. Crary, Buchanan performed various legal services for Seacoast and the Bank during the fiscal year ended December 31, 1999.

               CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS
               -----------------------------------------------

      Several of Seacoast's directors, executive officers and their affiliates, including corporations and firms of which they are directors or officers or in which they and/or their families have an ownership interest, are customers of Seacoast and its subsidiaries. These persons, corporations and firms have had transactions in the ordinary course of business with Seacoast and its subsidiaries, including borrowings, all of which, in the opinion of Seacoast management, were on substantially the same terms including interest rates and collateral as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features. Seacoast and its subsidiaries expect to have such transactions on similar terms with its directors, executive officers, and their affiliates in the future. The aggregate amount of loans outstanding by the Bank to directors, executive officers, and related parties of Seacoast or the Bank as of December 31, 1999, was approximately $5,943,691, which represented approximately 7.71% of Seacoast's consolidated shareholders' equity on that date.

     For information concerning specific transactions and business relationships between Seacoast or the Bank and certain of its directors or executive officers, see "Salary and Benefits Committee Interlocks and Insider Participation."


                             PRINCIPAL SHAREHOLDERS
                             ----------------------

      As of February 11, 2000, the only shareholders known to Seacoast to be the beneficial owners, as defined by Securities and Exchange Commission rules, of more than 5% of the outstanding shares of Class A Common Stock or Class B Common Stock, were the following, for whom beneficial ownership information is set forth in the following table.

                                      Number and            Number and
                                   Percent of Class      Percent of Class
                                    A Common Stock        B Common Stock
                                     Beneficially          Beneficially
                                         Owned                 Owned
                                 --------------------- ---------------------


      Name and Address of
        Beneficial Owner              Number     %          Number     %
        ----------------              ------     -          ------     -

Dale M. Hudson (1) (2)                440,804   9.85        154,151   42.75
   192 S.E. Harbor Point Drive
   Stuart, FL  34996

Dennis S. Hudson, Jr. (1)(3)          319,406   7.14        124,928   34.65
   157 S. River Road
   Stuart, FL  34996

Dennis S. Hudson, III (1)(3)          278,525   6.22         24,327    6.75
   2341 NW Bay Colony Court
   Stuart, FL  34994

Mary T. Hudson (1) (2)                440,804   9.85        154,151   42.75
   192 S.E. Harbor Point Drive            (4)                   (5)
   Stuart, FL  34996

Anne P. Hudson, (1) (3)               319,406   7.14        124,928   34.65
   157 S. River Road                      (6)                   (7)
   Stuart, FL  34996
----------

(1)   Dennis S. Hudson, Jr. and Dale M. Hudson are brothers. Anne P.
      Hudson is the wife of Dennis S. Hudson, Jr.  Mary T. Hudson is the wife of Dale M. Hudson.  Dennis S. Hudson, III is the son of Dennis
      S. Hudson, Jr. and the nephew of Dale M. Hudson. See the table under "Proposal One - Election of Directors" for further information on their beneficial ownership.
(2) Dale M. Hudson and his wife, Mary T. Hudson, are the general partners of Monroe Partners, their family limited partnership, which as of February 11, 2000 owned 210,000 shares of Company Class A Common Stock and 15,000 shares of Company Class B Common Stock. Dale M. and Mary T. Hudson plan to transfer certain of their remaining shares of Company Class A and Class B Common Stock to Monroe Partners. Each of Dale M. Hudson and Mary T. Hudson, as general partners, may be deemed to share voting and investment power with the other general partner and each of them disclaims beneficial ownership with respect to such shares except to the extent of their respective partnership interests. See "Proposal One - Election of Directors" for further information regarding their beneficial ownership.

(3) Dennis S. Hudson, Jr. and his wife, Anne P. Hudson, together with their son, Dennis S. Hudson, III, are the general partners of Sherwood Partners, their family limited partnership, which as of February 11, 2000 owned 212,272 shares of Company Class A Common
      Stock and 15,000 shares of Company Class B Common Stock.  Mr. and
      Mrs. Dennis Hudson, Jr. plan to transfer certain of their remaining shares of Company Class A and Class B Common Stock to Sherwood
      Partners.  Each of Dennis S. Hudson, Jr., Anne P. Hudson and Dennis
      S. Hudson, III, as general partners, may be deemed to share voting and investment power with the other general partners and each of them disclaims beneficial ownership with respect to such shares except to the extent of their respective partnership interests. See the table under "Proposal One - Election of Directors" for further information regarding their beneficial ownership.
(4) Includes 41,297 shares held jointly with Mrs. Hudson's husband as to which shares Mrs. Hudson may be deemed to share voting and investment power. Also includes 84,975 shares held by Mrs. Hudson's husband and 77,097 shares held by Mrs. Hudson's three children, as to which shares Mrs. Hudson may be deemed to share voting and investment power and as to which Mrs. Hudson disclaims beneficial ownership.
(5) Includes 20,649 shares held jointly with Mrs. Hudson's husband as to which shares Mrs. Hudson may be deemed to share voting and investment power. Also includes 104,999 shares held by Mrs. Hudson's husband and 9,543 shares held by Mrs. Hudson's three children, as to which shares Mrs. Hudson may be deemed to share voting and investment power and as to which Mrs. Hudson disclaims beneficial ownership.
(6) Includes 33,842 shares held by Mrs. Hudson's husband and 25,875 shares held by Mrs. Hudson's three children, as to which shares Mrs. Hudson may be deemed to share voting and investment power and as to which Mrs. Hudson disclaims beneficial ownership.
(7) Includes 80,774 shares held by Mrs. Hudson's husband and 5,445 shares held by Mrs. Hudson's three children, as to which shares Mrs. Hudson may be deemed to share voting and investment power and as to which Mrs. Hudson disclaims beneficial ownership.

                                  PROPOSAL TWO

                        APPROVAL AND ADOPTION OF PROPOSED
                   SEACOAST'S 2000 LONG-TERM INCENTIVE PLAN
                   ----------------------------------------

     The Company currently maintains the 1996 Long-Term Incentive Plan (the "1996 Plan") and the 1991 Stock Option and Stock Appreciation Right Plan (the "1991 Plan"), which provide for the grant of options to purchase shares of the Company's Common Stock to key employees of the Company and its subsidiaries. As of February 11, 2000, there were 8,352 shares of Common Stock remaining available for the grant of options under the 1996 Plan, and 49,834 shares remaining available under the 1991 Plan.

      On January 18, 2000, the Board of Directors adopted the Seacoast Banking Corporation of Florida 2000 Long-Term Incentive Plan (the "2000 Plan"), subject to approval of the 2000 Plan by the shareholders at the Annual Meeting. The 2000 Plan was effective as of January 18, 2000, the date of its adoption by the Board. Whether or not the shareholders approve the 2000 Plan, the Company may continue to grant options under the 1996 Plan and the 1991 Plan until the shares authorized thereunder are depleted or until such plans otherwise expire.

      The Company has reserved 400,000 shares of the authorized but unissued shares of Common Stock for issuance upon the grant or exercise of awards pursuant to the 2000 Plan.

      A summary of the 2000 Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the 2000 Plan, which is filed as an exhibit to this Proxy Statement.

General
-------

      The purpose of the 2000 Plan is to promote the success and enhance the value of the Company by linking the personal interests of officers and key employees to those of the stockholders, and by providing such officers and key employees with an incentive for outstanding performance. As of February 11, 2000, there were approximately 40 officers and employees (including all current executive officers) eligible to participate in the 2000 Plan.

Shares Available for Awards under the 2000 Plan
-----------------------------------------------

      Subject to adjustment as provided in the 2000 Plan, the aggregate number of shares of Common Stock reserved and available for awards or which may be used to provide a basis of measurement for or to determine the value of an award, such as with a stock appreciation right or performance share award, is 400,000 shares. Not more than 25% of the total authorized shares may be granted as awards of restricted stock or unrestricted stock awards.

Administration
--------------

     The 2000 Plan will be administered by the Salary and Benefits Committee of the Board of Directors of the Company (the "Committee"), or at the discretion of the Board from time to time, by the Board. The Committee has the power, authority and discretion to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the 2000 Plan; and make all other decisions and determinations that may be required, or as the Committee deems necessary or advisable to administer, under the 2000 Plan. During any time that the Board is acting as administrator of the 2000 Plan, it shall have all the powers of the Committee thereunder. In addition, the Board or the Committee may expressly delegate to a special committee consisting of one or more directors who are also officers of the Company some or all of the Committee's authority with respect to those eligible participants who,at the time of grant are not, and are not anticipated to be become, either (i) Named Executive Officers or (ii) persons subject to the insider trading restrictions of Section 16 of the 1934 Act.

Awards
------

      The 2000 Plan authorizes the granting of awards to officers and key employees of the Company or its subsidiaries in the following forms: (i) options to purchase shares of Common Stock, which may be incentive stock options or nonqualified stock options, (ii) stock appreciation rights, or SARs; (iii) performance shares; (iv) restricted stock; (v) dividend equivalents; (vi) other stock-based awards; or (vii) any other right or interest relating to Common Stock or cash. Not more than 25% of the total authorized shares may be granted as awards of restricted stock or unrestricted stock awards. The maximum number of shares of Common Stock with respect to one or more options and/or SARs that may be granted during any one calendar year under the 2000 Plan to any one participant is 100,000. The maximum fair market value of any awards (other than options and SARs) that may be received by a participant (less any consideration paid by the participant for such award) during any one calendar year under the 2000 Plan is $500,000.

      Stock Options. The Committee is authorized to grant options, which may be incentive stock options or nonqualified stock options, to participants. All options will be evidenced by a written award agreement between the Company and the participant, which will include such provisions as may be specified by the Committee; provided, however, that the exercise price of an option shall not be less than the fair market value of the underlying Common Stock as of the date of the grant. The terms of any incentive stock option must meet the requirements of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), including stockholder approval requirements.

      Stock Appreciation Rights. The Committee may grant SARs to participants. Upon the exercise of a SAR, the participant has the right to receive the excess, if any, of the fair market value of one share of Common Stock on the date of exercise, over the grant price of the SAR as determined by the Committee, which will not be less than the fair market value of one share of Common Stock on the date of grant. All awards of SARs will be evidenced by an award agreement, reflecting the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of the SAR, as determined by the Committee at the time of grant.

      Performance Shares. The Committee may grant performance shares to participants on such terms and conditions as may be selected by the Committee. The Committee will have the complete discretion to determine the number of performance shares granted to each participant and to set performance goals and other terms or conditions to payment of the performance shares in its discretion which, depending on the extent to which they are met, will determine the number and value of performance shares that will be paid to the participant.

     Restricted Stock Awards. The Committee may make awards of restricted stock to participants, which will be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote restricted stock or the right to receive dividends, if any, on the restricted stock).

      Dividend Equivalents. The Committee is authorized to grant dividend equivalents to participants subject to such terms and conditions as may be selected by the Committee. Dividend equivalents entitle the participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Common Stock subject to an award, as determined by the Committee. The Committee may provide that dividend equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested.

      Other Stock-Based Awards. The Committee may, subject to limitations under applicable law, grant to participants such other awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock as deemed by the Committee to be consistent with the purposes of the 2000 Plan, including without limitation shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock and awards valued by reference to book value of shares of Common Stock or the value of securities of or the performance of specified parents or subsidiaries of the Company. The Committee will determine the terms and conditions of any such awards.

      Performance Goals. The Committee may determine that any award will be determined solely on the basis of (a) the achievement by the Company or a Parent or Subsidiary of a specified target return, or target growth in return, on equity or assets, (b) the Company's stock price, (c) the Company's total stockholder return (stock price appreciation plus reinvested dividends) relative to a defined comparison group or target over a specific performance period, (d) the achievement by the Company, a Parent or Subsidiary, or a business unit of any such entity, of a specified target, or target growth in, revenue, profit contribution, net income or earnings per share, or (e) any combination of the goals set forth in (a) through (d) above. If an award is made on such basis, the Committee shall establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Code
Section 162(m) of the Code or the regulations thereunder), and the Committee may reduce (but not increase) the award, notwithstanding the achievement of a specified goal. Any payment of an award granted with performance goals will be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

     Limitations on Transfer Beneficiaries. No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution or, except in the case of an incentive stock option, to a trust in which the participant or his family members have more than 50% of the beneficial interest or pursuant to a qualified domestic relations order; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation,
(ii) does not cause any option intended to be an incentive stock option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable awards. A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant's death.

      Acceleration of Awards. Upon a participant's death or disability, all of his or her outstanding options and other awards in the nature of rights that may be exercised will become fully exercisable and all restrictions on outstanding awards will lapse. Any such awards will thereafter continue or lapse in accordance with the other provisions of the 2000 Plan and the award agreement.

      The Committee may in its sole discretion declare all outstanding options and other awards in the nature of rights that may be exercised to become fully vested, and/or all restrictions on all outstanding awards to lapse, in each case as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among participants or among awards in exercising such discretion.

Termination and Amendment
-------------------------

      The Board of Directors or the Committee may, at any time and from time to time, terminate, amend or modify the 2000 Plan without stockholder approval; provided, however, that the Committee may condition any amendment on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. No termination, amendment, or modification of the 2000 Plan may adversely affect any award previously granted under the 2000 Plan, without the written consent of the participant.

Certain Federal Income Tax Effects
----------------------------------

      The following is a brief general description of the consequences under the Code and current federal income tax regulations of the receipt or exercise of awards under the Plan.

      Nonqualified Stock Options. There will be no federal income tax consequences to either the Company or the participant upon the grant of a non-discounted nonqualified stock option. However, the participant will realize ordinary income on the exercise of the nonqualified stock option in an amount equal to the excess of the fair market value of the Common Stock acquired upon the exercise of such option over the exercise price, and the Company will receive a corresponding deduction (subject to Code Section 162(m) limitations). The gain, if any, realized upon the subsequent disposition by the participant of the Common Stock will constitute short-term or long-term capital gain, depending on the participant's holding period.

     Incentive Stock Options. There will be no federal income tax consequences to either the Company or the participant upon the grant of an incentive stock option or the exercise thereof by the participant, except that upon exercise of an incentive stock option, the participant may be subject to alternative minimum tax on certain items of tax preference. If the participant holds the shares of Common Stock for the greater of two years after the date the option was granted or one year after the acquisition of such shares of Common Stock (the "required holding period"), the difference between the aggregate option price and the amount realized upon disposition of the shares of Common Stock will constitute long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the shares of Common Stock are disposed of in a sale, exchange or other disqualifying disposition during the required holding period, the participant will realize taxable ordinary income in an amount equal to the excess of the fair market value of the Common Stock purchased at the time of exercise over the aggregate option price, and the Company will be entitled to a federal income tax deduction equal to such amount (subject to Code Section 162(m) limitations).

      SARs. A participant receiving a SAR will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When a participant exercises the SAR, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company (subject to Code Section 162(m) limitations).

      Performance Shares. A participant receiving performance shares will not recognize income and the Company will not be allowed a tax deduction at the time the award is granted. When a participant receives payment of performance shares, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company (subject to Code
Section 162(m) limitations).

      Restricted Stock. Unless the participant makes an election to accelerate recognition of the income to the date of grant, a participant receiving a restricted stock award will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the Common Stock and the Company will be entitled to a corresponding tax deduction at that time (subject to Code Section 162(m) limitations).


      The Committee may, but is not required to, permit the transfer of nonqualified stock options and other awards granted under the 2000 Plan. Based on current tax and securities regulations, such transfers, if permitted, are likely to be limited to gifts to members of the optionee's immediate family or certain entities controlled by the optionee or such family members. The following paragraphs summarize the likely income, estate, and gift tax consequences to the optionee, the Company, and the transferee, under present federal tax regulations, upon the transfer and exercise of such options. The tax effect of transferring nonqualified stock options may vary depending upon the particular circumstances, and the federal tax laws and regulations change frequently. Optionees should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local, and foreign tax laws. Under the Code, incentive stock options cannot be transferred other than by will or the laws of descent and distribution.

      Federal Income Tax. There will be no federal income tax consequences to the optionee, the Company or the transferee upon the transfer of a nonqualified stock option. However, the optionee will recognize ordinary income when the transferee exercises the option, in an amount equal to the excess of (a) the fair market value of the option shares upon the exercise of such option over (b) the exercise price, and the Company will be allowed a corresponding deduction, subject to certain limitations under Section 162(m) of the Code. The gain, if any, realized upon the transferee's subsequent sale or disposition of the option shares will constitute short-term or long-term capital gain to the transferee, depending on the transferee's holding period. The transferee's basis in the stock will be the fair market value of such stock at the time of exercise of the option.

      Federal Estate and Gift Tax. If an optionee transfers a nonqualified stock option to a transferee during the optionee's life but before the option has become exercisable, the optionee will not be treated as having made a completed gift for federal gift tax purposes until the option becomes exercisable. However, if the optionee transfers a fully exercisable option during life, the optionee will be treated as having made a completed gift for federal gift tax purposes at the time of the transfer. If an optionee transfers an option to a transferee by reason of the optionee's death, the option will be included in the optionee's gross estate for federal estate tax purposes. The value of such option for federal estate or gift tax purposes may be determined using a "Black-Scholes" or other appropriate option pricing methodology, in accordance with IRS requirements.

Benefits to Named Executive Officers and Others
-----------------------------------------------

      As of the date of this proxy statement, no awards had been granted or approved for grant under the 2000 Plan. Any awards under the 2000 Plan will be made at the discretion of the Committee or the Board, as the case may be. Consequently, it is not presently possible to determine either the benefits or amounts that will be received by any particular person or group pursuant to the 2000 Plan.

                                 PROPOSAL THREE

             RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
             ---------------------------------------------------

      The Board of Directors, upon the recommendation of the Audit Committee, has appointed Arthur Andersen LLP, independent certified public accountants, as independent auditors for Seacoast and its subsidiaries for the current fiscal year ending December 31, 2000, subject to ratification by the shareholders. Arthur Andersen LLP has served as independent auditors for Seacoast and its subsidiaries since August 20, 1991. Arthur Andersen LLP has advised Seacoast that neither the firm nor any of its partners has any direct or material interest in Seacoast and its subsidiaries except as auditors and independent certified public accountants of Seacoast and its subsidiaries.

      A representative of Arthur Andersen LLP will be present at the Meeting and will be given the opportunity to make a statement on behalf of the firm if he so desires. A representative of Arthur Andersen LLP is also expected to respond to appropriate questions from shareholders.

      All shares represented by valid Proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the Proxies will be voted for the ratification of the appointment of Arthur Andersen LLP for the fiscal year ending December 31, 2000.

      The affirmative vote of the holders of shares of Common Stock representing a majority of the votes represented at the Meeting, at which a quorum is present, is required to ratify the appointment of Arthur Andersen LLP as independent auditors.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                             SECTION 16(a) REPORTING
                             -----------------------

      The Company is required to identify each director or officer who failed to file timely with the Securities and Exchange Commission a required report relating to ownership and changes in ownership of the Company's securities. Mr. John R. Santarsiero, Jr., a director with the Company, failed to report on a timely basis his purchase of 1,000 shares of Seacoast Class A Stock at the then market price of $29.00 per share on November 16, 1999. This transaction has subsequently been reported on a Form 5 filed on February 4, 2000. Mr. Jeffrey S. Furst, a director with the Company, failed to report on a timely basis his purchase of 200 shares of Seacoast Class A Stock at the then market price of $39.00 per share on June 19, 1998. This transaction has subsequently been reported on a Form 5 filed on February 15, 2000. Based on material provided to the Company, the Company believes that all other such filing requirements with respect to the Company's fiscal year ended December 31, 1999 were complied with.

                SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING
                ---------------------------------------------

      Proposals of shareholders of Seacoast intended to be presented at the 2001 Annual Meeting of Shareholders must be received by Seacoast at its principal executive offices on or before November 19, 2000, in order to be included in Seacoast's Proxy Statement and Proxy relating to the 2001 Annual Meeting of Shareholders. Only proper proposals which are timely received will be included in the Proxy Statement and Proxy.

                                  OTHER MATTERS
                                  -------------

      Management of Seacoast does not know of any matters to be brought before the Meeting other than those described above. If any other matters properly come before the Meeting, the persons designated as Proxies will vote on such matters in accordance with their best judgment.

                                OTHER INFORMATION
                                -----------------

Proxy Solicitation Costs
------------------------

      The cost of soliciting Proxies for the Meeting will be paid by Seacoast. In addition to the solicitation of shareholders of record by mail, telephone, facsimile or personal contact, Seacoast will be contacting brokers, dealers, banks, or voting trustees or their nominees who can be identified as record holders of Common Stock; such holders, after inquiry by Seacoast, will provide information concerning quantities of proxy materials and 1999 Annual Reports needed to supply such information to beneficial owners, and Seacoast will reimburse them for the reasonable expense of mailing proxy materials and 1999 Annual Reports to such persons.

Annual Report on Form 10-K
--------------------------

      Upon the written request of any person whose Proxy is solicited by this Proxy Statement, Seacoast will furnish to such person without charge (other than for exhibits) a copy of Seacoast's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission. Requests may be made to Seacoast Banking Corporation of Florida, P.O. Box 9012, Stuart, Florida 34995, Attention: Dennis S. Hudson III, President & Chief Executive Officer.

                                          By Order of the Board of Directors,
                                          /s/ Dennis S. Hudson III
                                          ------------------------
                                          DENNIS S. HUDSON III
                                          President & Chief Executive
                                          Officer

March 14, 2000

                                    EXHIBIT A

                    SEACOAST 2000 LONG-TERM INCENTIVE PLAN

                   SEACOAST BANKING CORPORATION OF FLORIDA
                          2000 LONG-TERM INCENTIVE PLAN
                          -----------------------------

                                    ARTICLE 1
                                     PURPOSE

     1.1 GENERAL. The purpose of the Seacoast Banking Corporation of Florida 2000 Long-Term Incentive Plan (the "Plan") is to promote the success, and enhance the value, of Seacoast Banking Corporation of Florida (the "Corporation"), by linking the personal interests of its officers and key employees to those of Corporation shareholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Corporation in its ability to motivate, attract, and retain the services of officers and employees upon whose judgment, interest, and special effort the successful conduct of the Corporation's operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected officers and key employees.

                                    ARTICLE 2
                                 EFFECTIVE DATE

     2.1 EFFECTIVE DATE. The Plan shall be effective as of the date upon which it shall be approved by the Board (the "Effective Date"). However, the Plan shall be submitted to the shareholders of the Corporation for approval within 12 months of the Board's approval thereof. No Incentive Stock Options granted under the Plan may be exercised prior to approval of the Plan by the shareholders and if the shareholders fail to approve the Plan within 12 months of the Board's approval thereof, any Incentive Stock Options previously granted hereunder shall be automatically converted to Non-Qualified Stock Options without any further act. In the discretion of the Committee, Awards may be made to Covered Employees which are intended to constitute qualified performance-based compensation under Code Section 162(m). Any such Awards shall be contingent upon the shareholders having approved the Plan.

                                    ARTICLE 3
                                   DEFINITIONS

     3.1 DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Sections 1.1 or 2.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

            (a) "Award" means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award, Dividend Equivalent Award, or Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.
            (b) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.
            (c) "Board" means the Board of Directors of the Corporation.
            (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.
            (e) "Committee" means the committee of the Board described in
      Article 4.
            (f) "Corporation" means Seacoast Banking Corporation of Florida, a Florida corporation.
            (g) "Covered Employee" means a covered employee as defined in Code
      Section 162(m)(3).
            (h) "Disability" shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Corporation, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code.
            (i) "Dividend Equivalent" means a right granted to a Participant under Article 11.
            (j) "Effective Date" has the meaning assigned such term in Section 2.1.

            (k) "Fair  Market  Value,"  on any  date,  means (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if the stock is not quoted by Nasdaq or it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.
            (l) "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
            (m) "Non-Qualified Stock Option" means an Option that is
      not an Incentive Stock Option.
            (n) "Option" means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.
            (o) "Other Stock-Based Award" means a right, granted to a Participant under Article 12, that relates to or is valued by reference to Stock or other Awards relating to Stock.
            (p) "Parent" means a corporation which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Corporation. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.
            (q) "Participant" means a person who, as an officer or key employee of the Corporation or any Parent or Subsidiary, has been granted an Award under the Plan.
            (r) "Performance Share" means a right granted to a Participant under
      Article 9, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.
            (s) "Plan" means the Seacoast Banking Corporation of Florida 2000 Long-Term Incentive Plan, as amended from time to time.
            (t) "Restricted Stock Award" means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.
            (u) "Stock" means the $0.10 par value Class A Common Stock of the Corporation and such other securities of the Corporation as may be substituted for Stock pursuant to Article 14.
            (v) "Stock Appreciation Right" or "SAR" means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.
            (w) "Subsidiary" means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.
            (x) "1933 Act" means the Securities Act of 1933, as amended from time to time.
            (y) "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.

                                    ARTICLE 4
                                 ADMINISTRATION

     4.1 COMMITTEE. The Plan shall be administered by a committee (the "Committee") appointed by the Board (which Committee shall consist of two or more directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that the directors appointed to serve on the Committee shall be "non-employee directors" (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and "outside directors" (within the meaning of Code Section 162(m) and the regulations thereunder). However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.

     4.2 ACTION BY THE COMMITTEE. For purposes of administering the Plan, the following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Corporation or any Parent or Subsidiary, the Corporation's independent certified public accountants, or any executive compensation consultant or other professional retained by the Corporation to assist in the administration of the Plan.

     4.3   AUTHORITY OF COMMITTEE.  Except as provided below, the Committee
           ----------------------
has the exclusive power, authority and discretion to:

            (a) Designate Participants;
            (b) Determine the type or types of Awards to be granted
      to each Participant;
            (c) Determine the number of Awards to be granted and the
      number of shares of Stock to which an Award will relate;
            (d) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;
            (e)  Accelerate  the  vesting  or  lapse  of   restrictions  of  any
      outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;
           (f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
          (g) Prescribe the form of each Award Agreement, which need not be identical for each Participant;
          (h) Decide all other matters that must be determined in connection with an Award;
          (i) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;
          (j) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and
          (k) Amend the Plan or any Award Agreement as provided herein.

     Notwithstanding the above, the Board or the Committee may expressly delegate to a special committee consisting of one or more directors who are also officers of the Corporation some or all of the Committee's authority under subsections (a) through (g) above with respect to those eligible Participants who, at the time of grant are not, and are not anticipated to be become, either
(i) Covered Employees or (ii) persons subject to the insider trading restrictions of Section 16 of the 1934 Act.

     4.4. DECISIONS BINDING. The Committee's interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

                                    ARTICLE 5
                           SHARES SUBJECT TO THE PLAN

     5.1. NUMBER OF SHARES. Subject to adjustment as provided in Section 14.1, the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Share Award) shall be 400,000, of which not more than 25% may be granted as Awards of Restricted Stock or unrestricted Stock Awards.

     5.2. LAPSED AWARDS. To the extent that an Award is canceled, terminates, expires or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan and shares subject to SARs or other Awards settled in cash will be available for the grant of an Award under the Plan.

     5.3. STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

     5.4. LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 14.1), the maximum number of shares of Stock with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Participant shall be 100,000. The maximum fair market value (measured as of the date of grant) of any Awards other than Options and SARs that may be received by any one Participant (less any consideration paid by the Participant for such Award) during any one calendar year under the Plan shall be $500,000.

                                    ARTICLE 6
                                   ELIGIBILITY

     6.1. GENERAL. Awards may be granted only to individuals who are officers or other key employees (including employees who also are directors) of the Corporation or a Parent or Subsidiary.


                                    ARTICLE 7
                                  STOCK OPTIONS

     7.1. GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

            (a) EXERCISE PRICE. The exercise price per share of Stock under an Option shall be determined by the Committee.

            (b) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. The Committee may waive any exercise provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exerciseable at an earlier date.

            (c) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including "cashless exercise" arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants; provided, however, that if shares of Stock are used to pay the exercise price of an Option, such shares must have been held by the Participant for at least six months.

            (d) EVIDENCE OF GRANT. All Options shall be evidenced by a written Award Agreement between the Corporation and the Participant. The Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

            (e) EXERCISE TERM. In no event may any Option be exercisable for more than ten years from the date of its grant.

     7.2.  INCENTIVE STOCK OPTIONS.  The terms of any Incentive Stock
Options granted under the Plan must comply with the following additional rules:
            (a) EXERCISE PRICE. The exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than the Fair Market Value as of the date of the grant.

            (b) EXERCISE. In no event may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

            (c) LAPSE OF OPTION. An Incentive Stock Option shall lapse under the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in paragraphs (3), (4) and (5) below, provide in writing that the Option will extend until a later date, but if an Option is exercised after the dates specified in paragraphs (3), (4) and (5) below, it will automatically become a Non-Qualified Stock Option:

                  (1) The  Incentive  Stock  Option shall lapse as of the option expiration date set forth in the Award Agreement.
                  (2) The Incentive  Stock Option shall lapse ten years after it is granted, unless an earlier time is set in the Award Agreement.
                  (3) If the  Participant  terminates  employment for any reason other than as provided in paragraph (4) or (5) below, the Incentive Stock Option shall lapse, unless it is previously exercised, three months after the Participant's termination of employment; provided, however, that if the Participant's employment is terminated by the Corporation for cause (as determined by the Corporation), the Incentive Stock Option shall (to the extent not previously exercised) lapse immediately.
                  (4) If the Participant  terminates employment by reason of his
            Disability, the Incentive Stock Option shall lapse, unless it is previously exercised, one year after the Participant's termination of employment.
                  (5) If the  Participant  dies  while  employed,  or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses, the Option shall lapse one year after the Participant's death. Upon the Participant's death, any exercisable Incentive Stock Option may be exercised by the Participant's beneficiary, determined in accordance with Section 13.6.

            Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 13, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the shares that were otherwise vested on the Participant's termination of employment.

            (d) INDIVIDUAL DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

            (e) TEN PERCENT OWNERS. No Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per share of Stock at the date of grant and the Option expires no later than five years after the date of grant.

            (f) EXPIRATION OF INCENTIVE STOCK OPTIONS. No Award of an Incentive Stock Option may be made pursuant to the Plan after the day immediately prior to the tenth anniversary of the Effective Date.

            (g) RIGHT TO EXERCISE. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant's Disability, by the Participant's guardian or legal representative.

                                    ARTICLE 8
                            STOCK APPRECIATION RIGHTS

     8.1. GRANT OF STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

            (a) RIGHT TO PAYMENT.  Upon the exercise of a Stock
      Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

                 (1) The Fair Market Value of one share of Stock on the date of exercise; over

                 (2) The grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one share of Stock on the date of grant in the case of any Stock Appreciation Right related to an Incentive Stock Option.

            (b) OTHER TERMS. All awards of Stock Appreciation Rights shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement.


                                    ARTICLE 9
                               PERFORMANCE SHARES

     9.1.  GRANT OF  PERFORMANCE  SHARES.  The  Committee is authorized to grant
Performance Shares to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Shares granted to each Participant. All Awards of Performance Shares shall be evidenced by an Award Agreement.

     9.2. RIGHT TO PAYMENT. A grant of Performance Shares gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Shares are granted, in whole or in part, as the Committee shall establish at grant or thereafter. The Committee shall set performance goals and other terms or conditions to payment of the Performance Shares in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares that will be paid to the Participant.

     9.3. OTHER TERMS. Performance Shares may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement.


                                   ARTICLE 10
                             RESTRICTED STOCK AWARDS

     10.1. GRANT OF RESTRICTED STOCK. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

     10.2. ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

     10.3. FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Corporation; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

     10.4. CERTIFICATES FOR RESTRICTED STOCK. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

                                   ARTICLE 11
                              DIVIDEND EQUIVALENTS

     11.1 GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Stock subject to an Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Stock, or otherwise reinvested.

                                   ARTICLE 12
                            OTHER STOCK-BASED AWARDS

     12.1. GRANT OF OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation shares of Stock awarded purely as a "bonus" and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, and Awards valued by reference to book value of shares of Stock or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

                                   ARTICLE 13
                         PROVISIONS APPLICABLE TO AWARDS

     13.1. STAND-ALONE, TANDEM, AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

     13.2. EXCHANGE PROVISIONS. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award (subject to Section 14.1 and Section 15.2), based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made, and after taking into account the tax, securities and accounting effects of such an exchange.

     13.3. TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant (or, if Section 7.2(e) applies, five years from the date of its grant).

     13.4. FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Corporation or a Parent or Subsidiary on the grant or exercise of an Award may be made in such form as the Committee determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

     13.5. LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Corporation or a Parent or Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Corporation or a Parent or Subsidiary. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, to a trust in which the Participant or his "family members" (as such term is defined in Form S-8 under the 1933 Act) have more than 50% of the beneficial interest or pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation,
(ii) does not cause any Option intended to be an incentive stock option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

     13.6 BENEFICIARIES. Notwithstanding Section 13.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant's estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

     13.7. STOCK CERTIFICATES. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

     13.8 ACCELERATION UPON DEATH OR DISABILITY. Notwithstanding any other provision in the Plan or any Participant's Award Agreement to the contrary, upon the Participant's death or Disability during his employment, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse. Any Option or Stock Appreciation Rights Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

      13.9. ACCELERATION UPON CERTAIN EVENTS. In the event of (i) the commencement of a public tender offer for all or any portion of the Stock, (ii) a proposal to merge, consolidate or otherwise combine with another corporation is submitted to the shareholders of the Corporation for approval, (iii) a proposal to liquidate or dissolve the Corporation is submitted to the shareholders of the Corporation for approval, or (iv) the Board approves any transaction or event that would constitute a change in control of the Corporation of a nature that would be required to be reported in response to
Item 6(e) of Schedule 14A of the 1934 Act, the Committee may in its sole discretion declare all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised to be fully exercisable, and/or all restrictions on all outstanding Awards to have lapsed, in each case as of such date as the Committee may, in its sole discretion, declare, which may be on or before the consummation of such tender offer or other transaction or event. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

     13.10. ACCELERATION FOR ANY OTHER REASON. Regardless of whether an event has occurred as described in Section 13.9 above, the Committee may in its sole discretion at any time determine that all or a portion of a Participant's Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, and/or that all or a part of the restrictions on all or a portion of the outstanding Awards shall lapse, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this
Section 13.11.

     13.12      EFFECT OF ACCELERATION.  If an Award is accelerated under
Section 13.9, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to the transaction giving rise to the acceleration or otherwise be equitably converted in connection with such transaction, or (iv) any combination of the foregoing. The Committee's determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

     13.13. PERFORMANCE GOALS. The Committee may determine that any Award granted pursuant to this Plan to a Participant (including, but not limited to, Participants who are Covered Employees) shall be determined solely on the basis of (a) the achievement by the Corporation or a Parent or Subsidiary of a specified target return, or target growth in return, on equity or assets, (b) the Corporation's stock price, (c) the Corporation's total shareholder return (stock price appreciation plus reinvested dividends) relative to a defined comparison group or target over a specific performance period, (d) the achievement by the Corporation or a Parent or Subsidiary, or a business unit of any such entity, of a specified target, or target growth in, net income or earnings per share, or (e) any combination of the goals set forth in (a) through
(d) above. If an Award is made on such basis, the Committee shall establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Code Section 162(m) or the regulations thereunder), and the Committee has the right for any reason to reduce (but not increase) the Award, notwithstanding the achievement of a specified goal. Any payment of an Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.


     13.14. TERMINATION OF EMPLOYMENT. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A termination of employment shall not occur (i) in a circumstance in which a Participant transfers from the Corporation to one of its Parents or Subsidiaries, transfers from a Parent or Subsidiary to the Corporation, or transfers from one Parent or Subsidiary to another Parent or Subsidiary, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off of the Participant's employer from the Corporation or any Parent or Subsidiary. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Corporation, a Parent or Subsidiary for purposes of Section 424(f) of the Code, the Options held by such Participant shall be deemed to be Non-Qualified Stock Options.


                                   ARTICLE 14
                          CHANGES IN CAPITAL STRUCTURE

     14.1.      GENERAL.  In the event of a corporate transaction involving the Corporation (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the foregoing, in the event a stock dividend or stock split is declared upon the Stock, the authorization limits under Section 5.1 and 5.4 shall be increased proportionately, and the shares of Stock then subject to each Award shall be increased proportionately without any change in the aggregate purchase price therefor.

                                   ARTICLE 15
                    AMENDMENT, MODIFICATION AND TERMINATION

     15.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that the Board or Committee may condition any amendment or modification on the approval of shareholders of the Corporation if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

     15.2 AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however, that, subject to the terms of the applicable Award Agreement, such amendment, modification or termination shall not, without the Participant's consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination. No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant.

                                   ARTICLE 16
                               GENERAL PROVISIONS

     16.1. NO RIGHTS TO AWARDS. No Participant or any eligible participant shall have any claim to be granted any Award under the Plan, and neither the Corporation nor the Committee is obligated to treat Participants or eligible participants uniformly.

     16.2. NO STOCKHOLDER RIGHTS. No Award gives the Participant any of the rights of a shareholder of the Corporation unless and until shares of Stock are in fact issued to such person in connection with such Award.

     16.3.      WITHHOLDING.  The Corporation or any Parent or Subsidiary
shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award shares of Stock having a Fair Market Value on the date of withholding equal to the minimum amount required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

     16.4. NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Corporation or any Parent or Subsidiary to terminate any Participant's employment or status as an officer at any time, nor confer upon any Participant any right to continue as an employee or officer of the Corporation or any Parent or Subsidiary.

     l6.5. UNFUNDED STATUS OF AWARDS. The Plan is intended to be an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Corporation or any Parent or Subsidiary.

     16.6. INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Corporation from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Corporation an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

     16.7. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Corporation or any Parent or Subsidiary unless provided otherwise in such other plan.

     16.8. EXPENSES. The expenses of administering the Plan shall be borne by the Corporation and its Parents or Subsidiaries.

     16.9. TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

     16.10. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     16.11. FRACTIONAL SHARES. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

     16.12. GOVERNMENT AND OTHER REGULATIONS. The obligation of the Corporation to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Corporation shall be under no obligation to register under the 1933 Act, or any state securities act, any of the shares of Stock issued in connection with the Plan. The shares issued in connection with the Plan may in certain circumstances be exempt from registration under the 1933 Act, and the Corporation may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

     16.13. GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Florida.

     16.14 ADDITIONAL PROVISIONS. Each Award Agreement may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of this Plan.